       As filed with the Securities and Exchange Commission on May 1, 2000
                                                      Registration No. 333-31896

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 2
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                            C-CUBE SEMICONDUCTOR INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              --------------------

           DELAWARE                            3577                      77-0192108
(STATE OR OTHER JURISDICTION OF    (PRIMARY STANDARD INDUSTRIAL       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)    IDENTIFICATION NUMBER)

                               1778 MCCARTHY BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 490-8000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                              --------------------

                                  UMESH PADVAL
                             CHIEF EXECUTIVE OFFICER
                            C-CUBE SEMICONDUCTOR INC.
                               1778 MCCARTHY BLVD.
                           MILPITAS, CALIFORNIA 95035
                                 (408) 490-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              --------------------

                                   Copies to:
                             LARRY W. SONSINI, ESQ.
                               KELLY S. BOYD, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304
                                 (650) 493-9300

                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-31896

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                     CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                  PROPOSED MAXIMUM   PROPOSED MAXIMUM     AMOUNT OF
    TITLE OF EACH CLASS OF        AMOUNT TO BE     OFFERING PRICE        AGGREGATE       REGISTRATION
  SECURITIES TO BE REGISTERED      REGISTERED         PER SHARE       OFFERING PRICE         FEE
-----------------------------------------------------------------------------------------------------
Common Stock $0.001 par value
  per share......................    513,108           $22.50          $11,544,930         $3,047.86
=====================================================================================================

(1) The Company previously registered an aggregate of $1,200,000,000 worth of common stock on a Registration Statement of Form S-1 (Registration Number 333-31896), for which a filing fee of $316,800 was paid upon the filing of such Registration Statement. The Registrant has instructed a bank to transmit by wire transfer the filing fee to the Securities and Exchange Commission. The Registrant will not revoke such instruction, and it has sufficient funds in such account to cover the amount of the registration fee.

                              --------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is being filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of Common Stock of the Registrant contemplated by the Registration Statement on Form S-1, File No. 333-31896 declared effective March 23, 2000 (the "Prior Registration Statement"), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement are hereby incorporated by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, Sate of California, on the 1st day of May, 2000.

                                        C-CUBE SEMICONDUCTOR INC.

                                        By: /s/ UMESH PADVAL
                                           -------------------------------------
                                           Umesh Padval
                                           President, Chief Executive Officer
                                           and Director

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

       SIGNATURES                                      TITLE
--------------------------         ---------------------------------------------
/s/ UMESH PADVAL                   President and Chief Executive Officer and
-------------------------------    Director (Principal Executive Officer)
Umesh Padval


*                                  Chairman of the Board of Directors
-------------------------------
Donald T. Valentine


/s/ ALEXANDRE A. BALKANSKI         Director
-------------------------------
Alexandre A. Balkanski


*                                  Director
-------------------------------
T. J. Rodgers


*                                  Director
-------------------------------
Donald McKinney


*                                  Director
-------------------------------
Baryn S. Futa


*                                  Director
-------------------------------
Gregorio Reyes


*By: /s/ ALEXANDRE A. BALKANSKI
    ---------------------------
    Alexandre A. Balkanski
    Attorney-in-Fact

                                  EXHIBIT INDEX
--------------------------------------------------------------------------------

EXHIBIT
NUMBER                                  DESCRIPTION
-------   -------------------------------------------------------------------------

  3.1*    Certificate of Incorporation of C-Cube Semiconductor Inc.

  3.2*    Bylaws of C-Cube Semiconductor Inc.

  5.1     Form of Legal Opinion

  8.1**   Form of Tax Opinion

 10.1**   Form of Separation and Distribution Agreement between C-Cube Microsystems
          Inc. and C-Cube Semiconductor Inc.

 10.2**   Form of Tax Sharing Agreement between C-Cube Microsystems Inc. and C-Cube
          Semiconductor Inc.

 10.3**   Form of Assignment and Assumption Agreement between C-Cube Microsystems
          Inc. and C-Cube Semiconductor Inc.

 10.4**   Form of Indemnification and Insurance Matters Agreement between C-Cube
          Microsystems Inc. and C-Cube Semiconductor Inc.

 10.5**   Form of Transitional Services Agreement between C-Cube Microsystems Inc.
          and Semiconductor Inc.

 10.6**   Form of Officers' and Directors' Indemnification Agreement.

 10.7**   Securities Purchase Agreement by and between C-Cube Semiconductor Inc.
          and Thomson Multimedia S.A. dated as of February 11, 2000.

 10.8*+   Form of Warrant for Thomson Multimedia S.A.

 10.9**   2000 Stock Plan

 10.10**  Form of 2000 Stock Plan Agreement

 10.11**  2000 Employee Stock Purchase Plan

 10.12**  Form of 2000 Employee Stock Purchase Plan Agreement

 10.13**  2000 Director Option Plan

 10.14**  Form of 2000 Director Plan Agreement

 21.1**   List of Subsidiaries

 23.1**   Independent Auditors' Consent

 24.1**   Power of Attorney (see page II-5)

---------------------------
 * Previously filed as an exhibit to C-Cube Semiconductors' Registration Statement on Form 10.
** Previously filed as an exhibit to C-Cube Semiconductor's Registration
   Statement on Form S-1.
 + Confidential treatment.


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